                                                                      Ex (d)(15)


                                  SHARE CHARGE

                          DATED: as of January 3, 2002






                                      AMONG

                     RASMALA DISTRIBUTION (BERMUDA) LIMITED

                                       AND

                               SHUAA CAPITAL P.S.C
                              (AS SECURITY TRUSTEE)

                              COX HALLETT WILKINSON
                                  MILNER HOUSE
                              18 PARLIAMENT STREET
                                 HAMILTON HM 12
                                     BERMUDA

                                  SHARE CHARGE

THIS CHARGE dated January  3, 2002 is made


AMONG:

       (1) RASMALA DISTRIBUTION (BERMUDA) LIMITED a company organised and existing under the laws of Bermuda of 41 Cedar Avenue, Hamilton, Bermuda(the "CHARGOR");

       (2) SHUAA CAPITAL P.S.C. a bank established under the laws of Emirates Towers, Level 28, Sheikh Zayed Road, P.O. Box 31045, Dubai, United Arab Emirates , as security trustee (the "SECURED PARTY, WHICH EXPRESSION SHALL MEAN AND INCLUDE ITS SUCCESSORS AND ASSIGNS")

WHEREAS:

       (A) Pursuant to the terms of a Bridge Facility Agreement dated January 3 , 2002, a Bridge Mezzanine Facility Agreement dated January 3 ,2002 and an Investor Loan Agreement dated January 3 , 2002 (as each may be amended from time to time, collectively, the "Facility Agreements") , the Lenders (as that term is defined in the Facility Agreements) have agreed, subject to the terms thereof, to lend sums in amounts of up to U.S. $40,000,000 to the Chargor's parent company, Rasmala Distribution (Cayman) Limited (the "Parent").

       (B) The Chargor is also the guarantor of the obligations of the Parent under the Facility Agreements.

       (C) It is a condition precedent to any disbursement under the Facility Agreements that the Chargor and the Secured Party enter into this Charge.

DEFINITIONS AND INTERPRETATION

       1.1 In this Charge, unless contrary to or inconsistent with the context:-

       "AMALGAMATION AGREEMENT" means the Agreement and Plan of Amalgamation to be entered into between the Parent, the Chargor and the Company;

       "CHARGOR"                means Rasmala Distribution (Bermuda) Limited

       "COMPANY"                means Aramex International Limited, a company
                                organised and existing under the laws of Bermuda;

       "DOLLAR" AND "US $"      means the lawful currency of the United States
                                of America;

       "ENFORCEMENT DATE"       means the date on which an Agent under any of
                                the Facility Agreements declares an Event of Default to have occurred and this Charge to be enforceable;

       "LIEN" means a charge, mortgage, hypothec, title retention, pledge, lien, security interest or other encumbrance, whether fixed or floating and howsoever created or arising;

       "SECURITY ASSETS"        has the meaning ascribed to that expression in
                                clause 3(a);

       "SECURED OBLIGATIONS"    means the indebtedness, liabilities and
                                obligations of the Parent and the Chargor under the Facility Agreements and any promissory notes executed in connection therewith;

       "SHARES" means all the issued shares in the capital of the Company owned by the Chargor while the Secured Obligations are outstanding.


       1.2 In this Charge unless contrary to or inconsistent with the context:

              (a) capitalized terms used herein have the meaning ascribed thereto in the Facility Agreements;

              (b) words (including, without limitation, defined terms) importing:

                     (i)    the singular include the plural and vice versa; and

                     (ii)   any gender includes all genders;

              (c) a reference to a party or person includes a reference to that party or person and its successors, substitutes (including, but not limited to, any party or person taking by novation), executors, administrators and assigns;

              (d) the word "person" includes an individual, any entity having separate legal personality under the laws governing its formation, partnerships and trusts (whether or not having separate legal personality), companies, corporations, unincorporated organisations and any government, department or agency thereof;

              (e) a reference to any thing or any matter (including, but not limited to, the Secured Obligations, any other amount and the Security Assets) is a reference to the whole and any part of it;

              (f) a reference to this Charge, or any other document includes any variation, novation or replacement of or supplement to any of them from time to time;

              (g) a reference to a clause or Schedule means a reference to a clause or Schedule of this Charge;

              (h) where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called may be read and construed separately and independently of each other;

              (i) a reference (whether specific or general) to a statute or to any other legislation includes any code, ordinance or other law, and any regulation, rule or bye-law or other instrument made under it, and all official directives (if any) and all amendments, consolidations, re-enactments or substitutions of any of them from time to time;

              (j) a reference to a document includes any deed, agreement in writing, or any certificate, notice, instrument or other document of any kind;

              (k) "writing" and related expressions includes all means of reproducing words in a tangible and permanently visible form;

              (l) any agreement, undertaking, acknowledgment, condition or other term that is made or given by the Chargor is deemed to be a covenant in favour of and for the benefit of the Secured Party;

              (m) headings are inserted for guidance only and do not affect the interpretation of this Charge; and

              (n) an Event of Default is "subsisting" until it has been waived in writing by, or remedied to the satisfaction of, the Secured Party, acting reasonably

2.     CONSIDERATION

       The Chargor acknowledges that the giving of this Charge and the granting of rights under this Charge in order to induce the Lenders to make disbursements to the Parent under the Facility Agreements is for the benefit of the Chargor as a subsidiary of the Parent.

3.     CHARGE

       The Chargor, as legal and beneficial owner hereby:

       (a) charges and agrees to charge in favour of the Secured Party, all of its right, title and interest in and to the following property (collectively the "SECURITY ASSETS") as a first fixed security for the Secured Obligations:

              (i) the Shares owned by it and any interest it has in the entries on the books of any financial intermediary pertaining to such Shares, and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect or in exchange for any or all of such Shares;

              (ii) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock, shares or other equity securities of the Company from time to time acquired by him or her in any manner (which shares and securities shall be deemed to be part of the Shares) or any other rights and any interest in the entries on the books of any financial intermediary pertaining to such additional shares (all such shares, securities, warrants, options, rights, certificates, instruments and interests collectively being "ADDITIONAL SHARES") and all cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Shares;

              (iii) all dividends or interest paid or payable by the Company after the date of and during the continuance of an Event of Default on all or any of the Shares and the Additional Shares; and

              (iv) to the extent not covered by paragraphs (i) through (iii) above, all proceeds of any or all of the foregoing Security Assets. For the purposes of this Charge, the term "PROCEEDS" includes whatever is receivable or received when Security Assets or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary; and

       (b) agrees that this Charge shall be a first priority fixed charge over all of the Security Assets.

       (c) undertakes to deposit forthwith or as soon as practicable with the Secured Party, and in such manner as the Secured Party may direct the following:

              (i) all share certificates and other documents in respect of the Security Assets and share transfer forms endorsed in blank in respect of the Shares or any stocks, shares or securities forming part of the Security Assets;

              (ii) an undertaking from the Company to register the transfers of the Shares to the Secured Party or its nominees; and

              (iii) a certified copy of the Register of Members of the Company containing a notation that the Shares are subject to a charge in favour of the Secured Party;

              (iv) an irrevocable proxy from the Chargor to the Secured Party in form and substance satisfactory to the Secured Party entitling the Secured Party to vote the Shares and exercise all other rights, powers and privileges and remedies to which a holder of shares would be entitled

              (v) an irrevocable power of attorney from the Chargor in favour of the Secured Party in form and substance satisfactory to the Secured Party provided that the Secured Party shall not exercise its right in (iv), (v) and (vi) until the Enforcement Date; and

              (vi) executed but undated letters of resignation and release together with letters of authority to date the same from each of the directors, alternate directors and officers of the Company provided that the Secured Party shall not exercise its right in (iv), (v) and (vi) until the Enforcement Date;

       provided further that, upon irrevocable payment in full in United States Dollars of the Secured Obligations or the effective date of the amalgamation of the Chargor and the Company pursuant to the Amalgamation Agreement or otherwise, whichever shall first occur, the Secured Party will, at the request and expense of the Chargor, release to the Chargor all the rights, title and interest of the Secured Party in or to the Security Assets and all documents referred to in (i) through (vi) above and do all things that the Chargor shall reasonably require to effect or record such release.

4.     PRESERVATION OF SECURITY

       (a) The security constituted by this Charge shall be continuing and not satisfied by an intermediate payment or satisfaction of the whole or any part of the Secured Obligations but shall secure the ultimate balance of the Secured Obligations. The security hereby given shall be in addition to any other Lien now or hereafter held by the Secured Party for all or any of the Secured Obligations, and the Secured Party's rights under this Charge shall not be postponed, lessened or otherwise prejudicially affected or merged in any other such security.

       (b) The obligations of the Chargor hereunder and the security constituted by this Charge shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate either of the Chargor from its obligations hereunder or affect such obligations including without limitation and whether or not known to either of the Chargor or the Secured Party:

              (i) any time or indulgence granted to any person including the Company, or the Chargor;

              (ii) the variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce any terms of this Charge or the Security; and

              (iii) any irregularity, invalidity or unenforceability of any obligations of either of the Company or the Chargor under this Charge or any present or future law or order of any government authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations under this Charge which shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order.

       (c) Where any discharge (whether in respect of this Charge or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the security constituted by this Charge and the liability of the Chargor under this Charge shall continue as if there had been no such discharge or arrangement.

5.     WARRANTIES AND UNDERTAKINGS

       The Chargor hereby warrants, represents and undertakes to the Secured Party that:

       (a) it is and will remain the legal and registered owner of the Shares and that it has not transferred, assigned, charged or in any way encumbered, and hereby covenants that it will not transfer, assign, charge or otherwise encumber hereafter, the whole or any part of the Security Assets to anyone other than the Secured Party, unless with the prior written approval of the Secured Party, which approval may be arbitrarily withheld unless (i) such transfer does not violate the terms of the Security Documents and
              (ii) any such transferee charges the Security Assets pursuant to an agreement which in the reasonable opinion of the Secured Party grants security to the Secured Party equivalent to this Charge;

       (b) the Shares constitute a majority of the issued and outstanding shares in the capital of the Company;

       (c) the Shares have been duly authorised, validly issued and are fully paid and non-assessable;

       (d) neither the Chargor nor the Company has granted any options or other rights of any nature in respect of the Shares, or any other shares in the capital of the Company to any third party;

       (e) it is authorised in every respect to make this Charge and its obligations hereunder constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms;

       (f) this Charge when duly registered will create a valid first priority security interest in the Security Assets securing the payment of the Secured Obligations, and upon execution all filings and other actions necessary or desirable to perfect such security interest will be duly made or taken;

       (g) it shall exercise its powers as a shareholder of the Company to procure that the Company will not issue new shares or classes of shares or register the transfer of shares other than in compliance with the Facility Agreements;

       (h) the Chargor will not receive any dividends or interest or other distribution declared, paid or made by the Company except in compliance with the Facility Agreements.

6.     REGISTRATION

       The Chargor hereby authorises the Secured Party at any time after the Enforcement Date to arrange for the Security Assets to be registered (if required by the Secured Party to perfect or ensure the priority of the Secured Party's security therein) and (under the powers of realisation herein conferred) to transfer or cause the Security Assets to be transferred to and registered in the name of the Secured Party or in the name of any purchasers or transferees from, or nominees of, the Secured Party and the Chargor undertakes from time to time to execute and sign all transfers, powers of attorney and other documents which the Secured Party may require for perfecting its title to any of the Security Assets or for vesting the same in its title to any of the Security Assets or for vesting the same in it or in its nominees or in any purchasers or transferees of or from it.

7.     POWERS

       The Secured Party may on notice to the Chargor at any time after the Enforcement Date exercise at its discretion (in the name of any of the Chargor or otherwise) and without any further consent or authority on the part of the Chargor in respect of any of the Security Assets, any voting rights and any powers or rights which may be exercised by the Secured Party or by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees under the laws of Bermuda in respect of securities or property subject to a trust; provided that prior to the taking of any such action the Secured Party will immediately give notice to each of the Chargor and that in the absence of any such notice, the Chargor may and shall continue to exercise any and all rights with respect to the Security Assets, subject always to the terms hereof.

8.     VOTING OF SHARES

       The Secured Party hereby acknowledges that until the Enforcement Date shall have occurred, the Chargor shall be entitled to (i) vote or cause to be voted any and all of the Security Assets and (ii) give or cause to be given consents, waivers and ratifications in respect thereof, provided, however, that no vote shall be cast or consent, waiver or ratification given or taken which would be inconsistent with any of the provisions of this Charge. All such rights of the Chargor to vote or cause to be voted and to give or cause to be given consents, waivers and ratifications shall cease automatically, upon the Enforcement Date occurring.

9.     ENFORCEMENT OF SECURITY

       Upon the occurrence of the Enforcement Date the Secured Party shall be entitled to put into force and exercise immediately, without further notice to the Chargor, as and when it may see fit, any and every power possessed by it by virtue of this Charge and, in particular (without prejudice to the generality of the foregoing):

       (a) may solely and exclusively exercise all voting and/or consensual powers pertaining to the Security Assets or any part thereof and may exercise such powers in such manner as the Secured Party may think fit; and/or

       (b) may remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge; and/or

       (c) may receive and retain all dividends, interest or other monies or assets accruing on or in respect of the Security Assets or any part thereof, such dividends, interest or other monies or assets to be held by the Secured Party, until applied in the manner described in clause 9 (g) as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other monies or assets received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and paid or transferred to the Secured Party on demand; and/or

       (d) may sell, transfer, grant options over or otherwise dispose of the Security Assets or any part thereof at such place and in such manner and at such price or prices as the Secured Party may deem fit, and thereupon the Secured Party shall have the right to deliver, assign and transfer in accordance therewith the Security Assets so sold, transferred, granted options over or otherwise disposed of;

       (e) the Secured Party shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any monies assigned by this Charge or to enforce any rights or benefits assigned to the Secured Party by this Charge or to which the Secured Party may at any time be entitled hereunder;

       (f) upon any sale of the Security Assets or any part thereof by the Secured Party the purchaser shall not be bound to see or enquire whether the Secured Party's power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Secured Party, and the receipt of the Secured Party for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor provided that the purchaser purchases the Security Assets in an arm's-length transaction;

       (g) all monies received by the Secured Party pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other monies whatsoever as may have been paid or incurred by the Secured Party in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

              (i) FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Secured Party shall think fit;

              (ii) SECONDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Secured Party) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this clause 9(g); and

              (iii) THIRDLY: the surplus (if any) shall be paid to the Chargor as its interests may appear or to whomsoever else may be entitled thereto;

       (h) neither the Secured Party nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty;

       (i) the Secured Party shall not by reason of the taking of possession of the whole or any part of the Security Assets or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default of omission for which a mortgagee-in-possession might be liable; and

       (j) the powers provided in this Charge are cumulative with and not exclusive of powers provided by law or equity independently of this Charge.

10.    RECEIVER

       (a) In addition to the powers conferred in this Charge, at any time after the security hereby created shall become enforceable, the Secured Party may appoint in writing a receiver or a receiver and manager (herein the "RECEIVER") of all or any part of the Security Assets and may remove the Receiver so appointed and appoint another in his stead and may from time to time fix the remuneration of the Receiver. The power to appoint a Receiver over all the Security Assets may be exercised whether or not a Receiver has already been appointed over part of it.

       (b) Subject to any specific limitations in the terms of appointment, a Receiver shall have the powers conferred on receivers by law or equity in addition to all the Secured Party's powers including, but not limited to, any one or more of the powers in clause 9 each of which is to be construed as if a reference to the Secured Party includes a reference to the Receiver.

       (c) The Secured Party shall not be responsible for misconduct or negligence on the part of the Receiver.

11.    PROCEDURE FOR PRIVATE SALE

       Without prejudice to the generality of clause 9, in the event that the Secured Party determines in its discretion to sell the Security Assets in one or more private sales:

       (a) the Secured Party may sell the Security Assets or any part thereof in one or more parcels;

       (b) the Secured Party may sell for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable;

       (c) the Secured Party may in its discretion establish a reserve price for the Security Assets or any part thereof;

       (d) the Secured Party shall not be obligated to make any sale regardless of any offer to sell which the Secured Party may have made;

       (e) the Secured Party may postpone or cancel the sale, modify the terms and conditions of the sale, withdraw Security Assets from the sale at any time, including by announcement at the time and place fixed for the sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

       (f) the Chargor unconditionally waive any claims against the Secured Party arising by reason of the fact that the price of which any Security Assets may have been sold at such a private sale was less than the price which might have been attained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Security Assets to more than one offeree provided that the purchaser purchases the Security Assets for value in an arms-length transaction;

       (g) the Chargor unconditionally agree that the Secured Party may acquire the Security Assets or sell them to an affiliate;

12.    INDEMNITIES

       (a) The Chargor will indemnify and save harmless the Secured Party and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Secured Party or such agent or attorney (the "LIABILITIES"):

              (i) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

              (ii) in the preservation or enforcement of the Secured Party's rights under this Charge or the priority thereof; or

              (iii) on the release of any part of the Security Assets from the security created by this Charge;

              except where such Liabilities shall be found by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct of, or breach of this Charge by, the Secured Party or such agent or attorney, and the Secured

              Party or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts recoverable by the Secured Party or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

       (b) If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against any Chargor or the bankruptcy or liquidation of any Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the "PAYMENT CURRENCY") other than the currency in which such payment is due under or in connection with this Charge (the "CONTRACTUAL CURRENCY") then to the extent that the amount of such payment actually received by the Secured Party when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Secured Party against the amount of such shortfall. For the purposes of this clause 12(b) "RATE OF EXCHANGE" means the rate at which the Secured Party is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium payable to third parties and other costs of exchange with respect thereto.

13.    EXPENSES

       The Chargor shall pay to the Secured Party on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses reasonably incurred) and taxes thereon incurred by the Secured Party or for which the Secured Party may become liable in connection with:

       (a)    the negotiation, preparation and execution of this Charge;

       (b) the preserving or enforcing of, or attempting to preserve or enforce, any of the rights under this Charge or the priority hereof;

       (c) any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

       (d) any consent or waiver required from the Secured Party in relation to this Charge;

       and in any case referred to in clauses 13(c) and 13(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

14.    FURTHER ASSURANCE

       The Chargor further agrees that at any time and from time to time, upon the written request of the Secured Party, it will promptly and duly execute and deliver any and all such further instruments and documents as the Secured Party may deem necessary, desirable or appropriate for the purpose of obtaining the full benefit of this Charge and of the rights and powers herein granted, including without limitation, if the required clearance from the Bermuda Monetary Authority to own shares in a Bermuda company is not granted to the Secured Party (or to any party it holds the Security Assets for), the

       Chargor will use its best efforts to assist the Secured Party in obtaining such clearance, provided that if, after an Enforcement Date, any such clearance shall not have been obtained, then, at the request of the Secured Party, the Chargor shall nevertheless take all such actions as may be necessary or appropriate to give practical effect to all rights of the Secured Party in relation to the Secured Obligations under the Facility Agreements and this deed, including arranging for the transfer of any right or title that would otherwise be exercisable or conferred or conferrable on the Secured Party to another party acceptable to the Bermuda Monetary Authority, and/or, until the time of such transfer, to hold such title for the benefit of the Secured Party and to exercise all such rights in accordance with the instructions of the Secured Party.

15.    PROTECTION OF PURCHASER

       No purchaser or other person dealing with the Secured Party or any Receiver or with its or his attorneys shall be concerned to enquire (i) whether any power exercised or purported to be exercised by it, him or them has become exercisable, (ii) whether any money remains due on the security hereby created, (iii) as to the propriety and regularity of any of its, his or their actions or (iv) as to the application of any money paid to him, it or them. In the absence of mala fides on the part of such purchaser or other person, such dealings shall be deemed so far as regards the safety and protection of such purchaser or other person to be within the powers hereby conferred and to be valid accordingly.

16.    DELEGATION

       The Secured Party may at its expense at any time employ agents, managers, employees, advisers, attorneys and others on such terms as it sees fit for any of the purposes set out herein.

17.    LIABILITY OF SECURED PARTY

       The Secured Party and any Receiver shall not be liable for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions in good faith hereunder and, in particular, without limitation as mortgagee in possession or for anything except actual receipts save, in any such case, as a result of gross negligence, wilful default or breach of this Charge by the Secured Party, a Receiver or any agent of them.

18.    RELEASE

       Under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty, with respect to any part of all of the Security Assets or this Charge of any nature or kind or any matter or proceeding arising out of or related thereto; but the same shall be at the Chargor's sole risk at all times save, in any such case, as a result of gross negligence, wilful default or breach of this Charge by the Secured Party, a Receiver or any agent of them. The Secured Party shall not be required to take any action of any kind to collect, preserve or protect its or any Chargor's rights in the Security Assets or against other parties thereto provided that is shall take reasonable care as to the Security Assets subject only to gross negligence, wilful default or breach of this charge by the Secured Party.

19.    NOTICE

       Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Charge will be in writing and will be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

       (a)    if to the Chargor, to:

              Rasmala Distribution (Bermuda) Limited.

              41 Cedar Avenue
              Hamilton
              Bermuda

              Attention: Imtiaz Hydari

              Fax: +971 4 332 7739

              With a copy to:

              Norose Notices Limited [Matter no: TJS/AA33976]
              Kempson House
              Camomile Street
              London EC3A  7AN

              Attention: Director of Administration

              Fax: +44 20 7283 6500

       (b)    if to the Secured Party, to:

              SHUAA  CAPITAL p.s.c.
              Emirates Towers, Level 28
              Sheikh Zayed Road
              P.O. Box 31045
              Dubai, United Arab Emirates

              Attention:  Gary Feulner (General Counsel)

              Fax: +971 4 330 3550

       Any such communication so given or made will be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a business day and the communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. Otherwise, such communication will be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail will be deemed to have been given and made and to have been received on the third business day following the mailing thereof; provided however that no such communication will be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner will be deemed to have been given or made and to have been received only upon actual receipt.

       Any Party may from time to time change its address for notice in the same manner as set out above.

20.    ENUREMENT

       This Charge shall be binding upon the Chargor and its administrators, successors and permitted assigns, and enure to the benefit of the Secured Party's successors and permitted assigns. The Secured Party, following consultation with the Parent, shall be entitled by written notice to the Chargor and the Company to appoint any person to replace it as security trustee of the Lenders and as the Secured Party for all purposes of this Charge, such appointment being effective upon the expiry of seven business days from the date of such notice.

21.    COUNTERPARTS

       This Charge may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Charge.

22.    REDEMPTION OF SHARES

       Notwithstanding anything else in this Charge, the Company may with the prior consent of the Secured Party (not to be unreasonably withheld or delayed) redeem Shares out of the proceeds of any new issue of Shares or any intercompany loan from the Chargor to the Company.

23.    RELEASE OF CHARGE UPON AMALGAMATION

       This Charge shall be cancelled and be of no further effect upon the amalgamation of the Chargor and the Company pursuant to the Amalgamation Agreement.

24.    GOVERNING LAW

       This Charge shall be governed by and construed in accordance with the laws of Bermuda.

25.    JURISDICTION

       (a) The parties irrevocably agree that the courts of Bermuda are to have jurisdiction to settle any disputes which may arise out of or in connection with this Charge and that accordingly any suit, action or proceeding arising out of or in connection with this Charge (in this clause referred to as "PROCEEDINGS") may be brought in such courts;

       (b) Nothing contained in this clause shall limit the right of the Secured Party to take Proceedings against the Chargor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not;

       (c) The Chargor irrevocably waives (and irrevocably agrees not to raise) any objection which he or she may have now or subsequently to the laying of the venue of any Proceedings in any such court as is referred to in this clause any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this clause shall be conclusive and binding upon the Chargor and may be enforced in the courts of any other jurisdiction;

IN WITNESS WHEREOF the parties hereto have caused this Charge to be duly executed with the intent that is shall constitute a deed under Bermuda law the day and year first above written.

EXECUTED as a deed by                     RASMALA DISTRIBUTION (BERMUDA) LIMITED
and acting by
                                          /s/ Arif Naqvi
                                          ......................................
                                          (authorised signatory)

acting in accordance with the laws of     Bermuda
under the authority of                    RASMALA DISTRIBUTION (BERMUDA) LIMITED


                                          ......................................
                                          (signed)

                                                     January 3, 2002
                                          ......................................
                                                          dated

EXECUTED as a deed by                     SHUAA CAPITAL P.S.C.
and signed by
                                          Iyad Duwaji
                                          ......................................
                                          (print name)

and by
                                          ......................................
                                          (print name)

acting in accordance with the laws of     United Arab Emirates
under the authority of                    SHUAA CAPITAL P.S.C.

/s/ Iyad Duwaji
 ......................................    ......................................
(signed)                                  (signed)

           January 3, 2002
 ......................................    ......................................
                dated                                        dated